Exhibit 10.52

English Translation

Cooperation Agreement Regarding China Mobile Game Business

Party A: China Mobile Group, Jiangsu Co. Ltd.	Party B: Guangzhou Ying Zheng Information Technology Co. Ltd.

Mailing Address: No. 59, Hu Ju Road, Nanjing, Jiangsu Province	Mailing Address: Floor 15, Block A, Hua Jian Tower, No. 233, Tian Fu Road, Tianhe District, Guangzhou, Guangdong Province

Zip Code: 210029	Zip Code: 510630

Telephone: 13800250222	Telephone: 020-85643431

Fax: 025-68906678	Fax: 020-85613659

Deposit Bank: Agricultural Bank of China, Hong Qiao Office	Deposit Bank: Guangzhou Rural Commercial Bank , Hua Jian Branch

Bank Account: 033111004040000340	Bank Account: 936612001000000766

With the advantage of the parties’ resources in the respective service areas, and the joint vision to provide a good-quality game services to the extensive customers of China Mobile, together with the purpose to regulate the rights and obligations of both parties during the course of operation, both parties hereby agree to the followings, based on the principle of equality and mutual benefit, complementary advantages and common development:

I.              Provisions and Principles of Cooperation

(i)            Party A, as the platform provider for China Mobile game business, shall provide to Party B business access and platform support services, and be compensated in return. Party A, in addition to constructing and providing maintenance to the game platforms, is also responsible for online games businesses, and the operation of related game businesses via its channels. Party A shall also provide various services to Party B, such as recording and collection of information fees, carrying out marketing, customer service function, etc., and be compensated in return.

(ii)           Party A shall cooperate with Party B to jointly promote the information services of game business, under the full observance of laws, regulations and the relevant industry administrative policies. Party B has obtained the relevant qualifications and licenses. Both parties shall conform to the principles of honesty, trustworthiness and the achievement of win-win situations. Both parties shall jointly comply with the relevant administrative provisions and requirements imposed by the national and leading authorities on the industry and mobile information businesses, and provide good-quality businesses and services to customers within the scope of cooperation under Party A’s direction.

(iii)          In the course of cooperation, Party B shall add its provisions of cooperation into the “Game Business Platform for China Mobile” that Party A supplies, and shall provide service supports to the contents added therein. All information involved during the course of cooperation shall be referred to in the provisions in “Game Business Platform for China Mobile”.

(iv)         During the course of cooperation, the enterprise code allocated by Party A to Party B for the game business platform shall be 710212. Such enterprise code shall be owned by Party A. After the termination of this Agreement, Party A shall be entitled to reclaim and reallocate the enterprise code, and Party B shall not use the enterprise code any more.

(v)           Party B may transfer Monternet information service cooperative relationship during an acquisition (including but not limited to between parent company and subsidiary, head office and branch, company’s change of name, etc.) only if the following conditions are satisfied:

1.             If the business is related to online games, the acquirer must possess the cross-regional value-added telecommunications business license.

2.             The acquirer shall be able to present the relevant evidence to prove that the acquirer holds more than 50% of the shares of the acquiree.

3.             The acquirer shall possess the relevant operating experiences or measures to ensure stability of business quality and customer service after the acquisition, without causing any disruptions to customers.

II.            Party A’s Rights and Obligations

(i)            Party A shall be entitled to review such materials as provided by Party B under this Agreement, such as business license, organization code certificate, tax registration certificate, bank account opening permit, etc., credit certificate, source of information, copyright certificate (letter of authorization) and bank account, as well as other materials relating to its normal operations. In the event of discovering any false information or other illegal matters existing in the aforementioned materials, Party A shall be entitled to terminate the contract without any liability.

(ii)           Party A shall be entitled to review any of Party’s B businesses relating to the project under this Agreement. Party A shall be entitled to prevent Party B’s publication of any information that contravenes the national decrees, regulations, policies, or infringes the social order and customs, and that is considered as not appropriate by Party A. Where Party B commits any activities in violation of laws and regulations such as jeopardizing the national security, involving pornography and superstition, Party A shall be entitled to immediately terminate the cooperative relationship with Party B and report the same to the public security bureau and other governmental authorities. Party A shall be entitled for indemnification from Party B in respect of the economic losses incurred by Party A and the negative influence to the goodwill of Party A. For the business application made by Party B, Party A shall render a clear response to Party B within 10 working days after Party B submits the complete materials.

(iii)          If necessary, Party A shall be entitled to require Party B to provide further relevant information hereunder to prove that Party B possesses the ownership, the right to use and the intellectual property rights.

(iv)          Party A shall be entitled to decide, in relation to the game business, the administrative measures, the conditions of performance appraisal, the standards and documents relating to customer service (attached as the schedules to this Agreement). Party B shall be bound by these decisions made. Party A shall appraise the performance of Party B in accordance with the relevant aforementioned provisions. If Party B fails to meet the appraisal standard, Party A shall be entitled to terminate the cooperative business arrangement with Party B and finally releases this Agreement.

(v)           To maintain the market order and avoid malicious homogenized competition while promoting the development of game business, Party A has the right to limit the number of cooperative partners providing the same kind of application services, and dynamically adjust the number of cooperative partners providing various game services, by introducing new talents and eliminating the least competent.

(vi)          For any abnormal flow of information that overloads and that may influence Party A’s network operation security, Party A shall retain the right to restrict such flow or timely adjust the flow according to the capacity of the system. Party A also has the right to notify Party B for the removal, within a time limit, of junk information or illegal attacks arising from Party B. If Party B fails to act as required in a timely manner, Party A shall have right to take appropriate measures to avoid deterioration of the security issue. For lawful benefits of the customers, Party A has the right, at emergency, to take the relevant measures without any notice to Party B, and will not be responsible for any breach.

(vii)         Party A shall be entitled to appraise the businesses and services provided by Party B. Only businesses examined by Party A and confirmed to have passed thee examination may be for its services to Party A’s customers. Party A shall be entitled to regularly or irregularly perform tests on the businesses and services provided by Party B, and require that Party B rectifies or discontinues the businesses and services that do not meet the standards or requirements.

(viii)        Party A shall have the right to veto and provide guidance as to pricing that is submitted by Party B for approval, based on the needs of customers and market order. The information fees that Party B decides but not approved by Party A shall not be effective. Party A shall be entitled to stop the business and refuse to record, collect and settle the information fees.

(ix)           Where Party B commits any breach of contract that causes disruption to customers, Party A shall be entitled to take an advance measures as necessary against the businesses of Party B that is in breach so as to avoid deterioration of circumstances or causing severe losses to the customers.

(x)            For customers complaints and fee refunds (including single and double refund), the fault of which is confirmed to have been caused by Party B after examination, Party A may, depending on the requirements of the customer, refund the fees to the customer on behalf of Party B in advance and deduct the same amount from the settlement of information fees.

(xi)           Party A shall provide a customer service number to serve as the call center access number for purpose of customer complaints and inquiries. Party A’s customer service center shall be the centre for final confirmation and dissemination of the customer service issues in relation to game business. Party B’s customer service staff or its customer service system shall assist Party A in analyzing and dealing with the relevant business complaints and inquiries of the customers. Party A has the right to refer to Party B various customer complaints and inquiries that arise from the business network communications problems not belonged to Party A, and Party B shall properly resolve the customer complaint issues and take such responsibility. For customer complaints and inquiries that arise from the business network communications problems that belong to Party A, Party A shall take the responsibility.

(xii)          Party A may, depending on the development of the business, through mass media, promote and market the game business to attract more customers. Party A shall provide Party B with the relevant interface technology specifications and technological support to ensure Party B provides such applications smoothly.

(xiii)       Party A shall be responsible for the day-to-day maintenance of the game platform. Party A shall be responsible for dealing with the technological breakdown incurred due to Party A’s fault so as to ensure the normal operation of the application service.

(xiv)        Party A shall be responsible for the management of customer data, such as the registration, log-in, certification, authentication of the customers, etc. and provide a feedback of the relevant data to Party B in a certain form. For the networking applications, the game business platform of Party A shall be connected with the content service system of Party B, and the data on the game business platform shall serve as the final confirmation for the use of Party B’s game business by the customer. Party A shall gather the statistics of volumes on the game business application visited by Party B and provide Party B with the statistical result in an appropriate format.

(xv)         Party A shall be entitled to, depending on the development of the business, make adjustment on the WAP portal site, customer terminal and the UI design of WEB site of Party A, and the arrangement of order of the game business.

(xvi)        Party A and Party B may jointly carry out marketing and customer promotion, and with Party A’s prior examination and approval, Party A has the right to request Party B to mark the brand “China Mobile Game”. Without Party A’s approval or requirement, Party B shall not in the promotion and advertisements, use the enterprise mark of China Mobile, other brands and the 10086 call center number. Where Party B uses the brand “China Mobile Game” outside the approved scope of game business marketing and promotion and causes negative impact to Party A, Party A shall be entitled to take it as an infringement of right and prevents Party B from using the brand and for Party B to assume all the liabilities and consequences thus incurred. In a severe situation, Party A may also pursue legal liability against Party B.

III.           Party B’s Rights and Obligations

(i)            During the course of cooperation, where Party A from time to time formulates and amends the provisions relating to the administration of various businesses, cooperation, credit score, customer service, examination and appraisal and information service business specifications (for details, please refer to the contents published in the management system of Party A) for the game business, these provisions shall be supplemented as schedules attached to this Agreement. Party B confirms and undertakes to provide the game services as required above.

(ii)          Party B undertakes that it possesses all qualifications necessary to perform this Agreement. Party B shall be responsible for matter that arises from its qualification, and indemnify Party A against any losses incurred thereby. Party B must provide Party A with true and valid certificates and licenses, such as business license, organization code certificate, tax registration certificate, bank account opening permit, etc., credit certificate, source of information, bank account and other materials in relation to the normal operations, and guarantee that the price charged for the information services it provides is in compliance with the relevant provisions of the national pricing department. If Party B provides online game business, it must also provide the true and valid licenses, such as the telecommunications value-added business license and the telecommunications and information service business license. Party B shall be liable for all losses incurred by Party A due to the validity of the aforementioned materials.

(iii)          Party B must comply with the relevant national laws, regulations, decrees and policies in relation to telecommunications and internet information services. Party B guarantees that all content of the information provided is consistent with the relevant national laws, regulations and policies, and will not impair any third party’s legal interests and the public social interests. No illegal information will be disseminated through Party A’s system, in breach of which Party B shall assume all consequences arising therefrom. Party B must be responsible for screening of the content of information provided by customers (such as chat-room data) and eradicating all unhealthy and illegal information. For any complaints arising therefrom, Party B shall be responsible to handle such complaints and assume all economic and legal liabilities. If for this reason, Party A suffers any economic losses or goodwill damages, it shall be entitled to seek indemnification from Party B.

(iv)          Party B must ensure that the it provides a lawful game business, and possesses all necessary government permits, production and/or use permits and/or authorization to provide such business, the contents of which are originated from resource that are legal and non-infringing, and do not misappropriate the copyright of any third party without the owner’s consent or any other legal rights. Where any complaint, litigation or recourse is brought by any third party against Party A relating to Party B’s game business, Party A shall be entitled to temporarily suspend those businesses that involve disputes on infringement and refer such disputes to Party B. Party B must promptly contact the complaining party or take recourse on resolving the disputes, in addition to assuming all legal and economic liabilities. If for this reason, Party A suffers any economic losses or goodwill damages, it shall be entitled to seek indemnification from Party B.

(v)           During the course of cooperation, Party B shall not through various channels, without Party A’s prior written consent, use Party A’s mobile data application business, to associate with any third party whether in a disguise manner at all business levels.

(vi)          Party B shall cooperate with Party A on the testing of interface and ensure that services are provided in accordance with Party A’s business standards and interface technological specifications.

(vii)         Party B must clearly and unambiguously submit all materials in relation to the business it provides and with this regard, assume all the economic and legal responsibilities.

(viii)        Party B must ensure that it will, on a daily basis log onto the management system designated by Party A to check various notices, announcements and other information published by Party A and promptly take corresponding actions. Party B shall be held liable for losses arising from Party B’s failure to check the information published in the system.

(ix)           Under Party A’s supervision, Party B shall be entitled to determine whether to charge a fee for the business it provides as well as the fee standard. The fee standard for a single game business shall not be higher than that is provided in Party A’s administrative measures regarding game business.

(x)            Party B shall observe Party A’s administrative measures regarding game business, standards and documents relating to customer service, and accept Party A’s examination and supervision. Irrespective of the reason Party B decides to withdraw from providing game services (including mandatory withdrawal as a result of appraisal fitness), Party B shall have the responsibility to provide a one-month withdrawal grace period, during which Party B shall continue providing services to the customers, and make an announcement, by sending short messages free of charge at a notable place in its website (WAP/WWW) or from other channels with influence and notify the registered customers that it will stop providing the game services. After the termination of cooperation, Party B shall actively cooperate with China Mobile to continue providing the relevant customer services, and Party B shall remain obliged to assume all relevant liabilities arising from its own acts during the course of cooperation.

(xi)           Party B shall ensure 7 x 24 hours accessibility to customer service and must establish a valid and non-obstructive complaint channel, so as to resolve as well as properly deal with various customer inquiries and complaints arising from business not related to the network communications problems. If Party A receives customer complaints in relation to the above, Party B shall be responsible to provide a preliminary response to Party A’s customer service department within two hours, and to find out the reason behind within one working day, before discontinuing disseminating the information that violates the laws and regulations. For customer complaints which both Party A and Party B may not able to provide a reasonable explanation, Party B shall be responsible to finally resolve the customer complaint in a proper way.

(xii)          Party B shall receive the information service fees paid by customers. If, any customer refuses to pay the information service fees or if, Party A has to make a refund of the same amount to the customer, due to the standards of quality associated with Party B’s services or based on the grounds that such amount of information service fees is higher than the standardized charged provided by the pricing department, Party A shall deduct the same amount from the information service fees to be collected from Party B. If there is insufficient amount for such deduction, Party B shall make a payment to Party A of the insufficient portion.

(xiii)         Party B shall, under Party A’s permission and its uniform arrangements, actively carry out marketing and customer promotion activities. The contents of Party B’s promotion and advertisements shall be marked with the brand “China Mobile Game” and UI standards in accordance with Party A’s requirements. Party B shall be liable for all the losses (including but not limited to judiciary and administrative penalties, civil compensations, etc.) incurred by Party A due to its unauthorized marketing and customer promotion activities without Party A’s permission.

(xiv)        Party B assures that it has the legal ownership of any cooperative products and other relevant contents provided to Party A during the course of cooperation or the legal authorization to permit Party A to use such cooperative products and other relevant contents in accordance with this Agreement, and assures that the cooperative products and other relevant contents do not infringe the legal interests of any third party (including but not limited to the copyright, right of reputation, right of portraiture, etc.), do not involve any copyright disputes, nor violate any laws and regulations, and give valid authorization for Party A to disseminate through the information network.

(xv)         If any third party files any litigation or applies for arbitration on the grounds that Party B has no disposal right in relation to any cooperative products or other relevant contents or that Party B has made a defective authorization, Party A shall be entitled to, depending on the situations, take the following remedial measures jointly or severally.

1.             Suspend the distribution of the distributable proceeds under this Agreement with Party B within the limit of claims made by the third party;

2.             Require Party B to properly resolve the dispute at its own expense, and Party B shall, in accordance with Party A’s direction and at its own expense, apply to dispute resolution authorities as a third party to participate in the dispute resolution;

3.             Partially and wholly terminate this Agreement. If Party A even after taking the above measures, cannot avoid losses from happening, then at Party A’s request, Party B shall be obliged to promptly and fully indemnify and hold harmless of Party A against all losses suffered by Party A (including but not limited to any prepayment made by Party A to Party B and/or all economic losses incurred during the course of business suspension, as well as reasonable legal fees, litigation or arbitration fees paid by Party A to resolve the disputes).

(xvi)        In the event that Party B has no qualifications for operating internet business, during the course of cooperation, Party B shall not provide the route to business use for customers through internet in any form (including but not limited to service order and service on demand).  Party B shall not promote the cooperative business on websites that have not been granted the license for operation of telecommunications and information service business. If Party B breaches any of the above provisions during the course of cooperation, Party B shall be held responsible.

(xvii)       Party B shall be responsible for formulating a well-established internal management procedures and system, strengthening the administration of authority in relation to internal information dissemination functions, and ensuring that the contents of the business provided to Party A’s customers are in compliance with laws. Party B shall be responsible in conveying to its staff the national and the telecommunications authority’s laws and regulations on the use of internet; establishing and perfecting the archives of the users, strengthening the administration and education of the users; and perfecting the administrative measures on network security and confidentiality, failing which Party A shall be entitled to terminate the cooperation with Party B.

(xviii)      Party B shall be responsible for the security of its system and regularly examine the conditions of the security of its system. When carrying out the business, Party B shall not initiate any form of attack to the mobile network. For any attack that arises from Party B, Party A will notify Party B to make rectification within a time limit. If Party B fails to rectified as required in a timely manner, Party A shall have right to take appropriate measures to avoid deterioration of the security issue. For lawful benefits of the customers, Party A has the right, at emergency, take the relevant measures without prior notice to the customers.

(xix)         Party B shall actively cooperate with the national competent authority and China Mobile on pursuing issues on network security and to provide them with the relevant legal information. Party B undertakes that it will comply with the provisions set out in the Undertaking Letter on Information Security Responsibility (as attached hereto), and will not engage in any activities that jeopardizes the national security, or involve pornography and superstitious elements, or violate the laws and regulations during the course of cooperation, so as to ensure information security. Party B shall be liable for the economic losses suffered by Party A or the negative impact caused to Party A due to the provision of the above information.

IV.           Maintenance Section and Responsibilities for Both Parties

The maintenance section for which each party is responsible shall be separated from the equipment connection point. Party A shall maintain the section at Party A’s connection point, Party B shall maintain the section at the Party B’s connection point. Both parties shall attend to their own responsibilities and ensure the normal operations of the business.

V.            Awards and Punishments

(i)            If Party B commits any breach of contract, Party A shall be entitled demand any one or more of the following rights from Party B: to immediately make rectifications and adjustments within a time limit, make apologies to media and customers, as well as suspending the approval of Party B’s new business, postponing or withholding the settlement, and asking for liquidated damages. Where the breach of Party B is particularly serious (such as causing the filing of complaints by the customers to the Ministry of Industry and Information Technology or the Communications Administration, media exposure, litigation, etc.), Party A shall be entitled to promptly terminate this Agreement.

(ii)           If Party B effectively performs the relevant provisions that are set out in this Agreement and receives a low annual average rate of customers’ complaints in relation to the services it provides, Party A shall give priority to Party B when considering renewing this cooperative agreement under the same conditions.

(iii)          Party B shall not send any information to customers who are indebted for the information fees of the game business, and shall not allow customers who are indebted for the information fees to make order information for other customers. If Party B knowingly sends information to customers who are indebted for the information fees or allows the customers who are indebted for the information fees to use the game business, Party A shall be entitled to request that Party B indemnifies the economic losses caused by the indebted customers and terminate this Agreement.

VI.          Charging and Settlement

(i)            Scope and Ratio for Profit Distribution

1.             The communication fees incurred by the customers from the use of the game services provided by Party B shall in its full amount belong to Party A. Party A shall charge Party B the service fees in accordance with the following terms.

2.             The scheme of cooperation and fees settlement between Party A and Party B are set out as follows:

1)            The scheme of cooperation for single computers: Party A shall pay to Party B 50% of the total information fees receivable. The remaining 50% shall serve as the service fees collected and received by Party A. For the fees on intelligent terminal single computer games during the period of support (e.g. OPhone terminal games), Party A shall pay to Party B 70% of the total information fees receivable.  The remaining 30% shall serve as the service fees collected and received by Party A. Both parties shall enter into a supplementary agreement for any other variation to the ratio of profit distribution due to business changes.

2)            The scheme of cooperation: if Party B’s business is selected as the scheme of cooperation, Party A shall pay to Party B 30% of the total information fees receivable by default. The remaining portion, treated as the scheme service fees, shall be allocated by Party A.

3)            The scheme of cooperation for online game: if Party B’s business is the commercialized mobile phone online game business, Party A shall pay to Party B 70% of the total information fees receivable. The remaining 30% shall serve as the service fees of Party A. (During the course of support to mobile phone online games, Party A shall pay to Party B 85% of the total information fees receivable. The remaining 15% shall serve as the service fees paid by Party B to Party A).

(ii)           Fee charges and settlement are calculated based on the successfully charged call tickets collected by Party A’s charging system. For fees that are charged on a case-by-case basis, the charges shall be based on the successful receipt by customers. For fees that are charged on a monthly basis, the charges shall be based on the actual subscription by customers. Where a customer refuses to pay information fees or has incurred indebtedness due to the quality of service by Party B, Party A shall deduct such amount of fees from the information fees settled by Party B.

(iii)          The information fees receivable under the above clause (i) shall refer to the balance of the fees charged on call tickets less the following items:

1)            The fees of customers who have their telephone numbers terminated (including being prepared to be terminated);

2)            The fees of customers who have their mobile phones out of service;

3)            The fees of silent customers;

4)            The fees much higher than the average fees for a single piece of information;

5)            Refund fees (double refund);

6)            Malicious payment in arrears;

(iv)          Party A shall, before the 15th day of each month, through the designated management system, provide Party B with a bill of charge for the preceding month. Both parties shall verify the amount of information fees for the period starting the first through the last day of the preceding month. The verification result of the bill shall be given by Party B within five working days. If Party B fails to provide a feedback within the given time, the bill shall be deemed to be free of error.

(v)           Party B shall, before the 18th day of each month, issue an invoice to Party A, whether or not there arises any disputes as to the bill of charge for the preceding month. By the 18th day of a month, after Party A receives a valid invoice from Party B (that the invoice is served by Party B at the address designated by Party A), Party A shall pay the settled information fees to Party B based on the invoice amount, where the amount shall be consistent with the bill of charge. The parties should settle the information fees pursuant to the billing amount, whether or not the bill verification process is completed by both parties on time. Any differences in the amount found after the bill verification will be refunded or added in the subsequent or future settlement.

(vi)          Party A or its headquarter (or branch) company will transfer the contract amount to the following bank account:

Account name: Guangzhou Ying Zheng Information Technology Co. Ltd.

Deposit bank: Guangzhou Rural Commercial Bank, Hua Jian Branch

Bank account: 936612001000000766

Party A by making payment into the bank account, is considered to have performed its obligations to pay. All legal risks associated with this bank account shall be assumed by Party B.

(vii)         If Party B, after receiving the bill on the 15th day of each month, finds the difference between the settlement fees and the amount order is above 5%, Party B may raise the request of bill verification within five working days upon receiving the bill, failing which the data of Party A shall be treated as final. In case of any disputes, Party A and Party B shall ascertain the reasons and promptly resolve the disputes based on the then situations through consultation.

VII.         Confidentiality

(i)            “Confidential Information” under this Agreement shall refer to the information provided by one party to this Agreement who owns the information (“Providing Party”) to the other party to this Agreement (“Receiving Party”), including but not limited to the technical information, commercial information, files, programs, plans, technologies, diagrams, models, parameters, data, standards, proprietary technologies, businesses or way of business operations and other proprietary information, terms of this Agreement and other information in relation to this Agreement, all information, data, materials, opinions, suggestions, staged work results and final work results which are formed during the course of implementing this Agreement.

(ii)           Confidential Information may only be used by the Receiving Party and its staff for the purposes of this Agreement. Unless otherwise provided by this Agreement, in respect of any Confidential Information provided by the Providing Party, without the prior written consent of the Providing Party, the Receiving Party and its relevant staff who have access to the Confidential Information shall not, directly or indirectly, provide or disclose such Confidential Information to any “Third Party” in any way. The “Third Party” under this Agreement shall refer to any individuals, legal persons or other organizations other than the both parties hereto. However, the disclosure of Confidential Information by Party A to its affiliated entities shall not be subject to these provisions. The affiliated entities of Party A shall refer to China Mobile Limited, China Mobile Communications Corporation and its directly and indirectly held companies in the People’s Republic of China whose principle business is mobile communications, as well as the legal successors of the aforementioned companies.

(iii)          The Confidential Information provided by the Providing Party to the Receiving Party may only be disclosed by the Receiving Party to its designated employees for the purposes of implementing this Agreement and within the necessary scope as required to implement this Agreement. However, the Receiving Party shall not disclose any Confidential Information to its employees before first taking all reasonable precautious measures, which include but not limited to informing such employees of the confidential nature of the information to be disclosed, causing the employees to make confidentiality commitments as strictly as the confidentiality obligations hereunder, etc., so as to prevent such employees from using the Confidential Information for any purposes outside this Agreement or disclose the Confidential Information to any third party without authorization.

(iv)          When the lawyers, accountants, contractors or advisors of the Receiving Party needs to know Confidential Information to provide professional assistance, the Receiving Party may disclose the Confidential Information to such persons. However, such persons shall be required to enter into a confidentiality agreement or perform its confidentiality obligations in accordance with the relevant professional and ethical standards.

(v)           When the Receiving Party discloses any Confidential Information within the scope as required at the request of the relevant governmental authorities or regulatory authorities, it shall not be required to assume any liabilities hereunder; provided that before the disclosure, such Receiving Party shall give a written notice to the Providing Party regarding the Confidential Information to be disclosed so that the Providing Party may take the necessary protective measures and make every reasonable efforts to ensure the Confidential Information to be disclosed will be treated privately by the authorities.

(vi)          The confidentiality obligations provided by this Agreement shall remain permanently valid under any circumstances.

(vii)         “Confidential Information” under this Agreement shall not include:

1.             any information already known by the public at the time of disclosure by one party, or any information becoming known by the public after the disclosure not due to the fault of the Receiving Party and/or its employee, lawyer, accountant, contractor, advisor or other staff;

2.             any information which can be proved by written evidence that it has already been known by the Receiving Party at the time of disclosure and such information does not directly or indirectly originate from the Providing Party;

3.             any information which can be proved by written evidence that it has been disclosed by a third party to the Receiving Party and such third party does not assume any confidentiality obligations and has the right to disclose.

(viii)        The Providing Party shall be entitled to notify the Receiving Party in writing to return any materials or any copies thereof containing the Confidential Information and attach a written statement that the Receiving Party will not directly or indirectly retains or controls any Confidential Information or any materials containing the Confidential Information after returning such materials. The Receiving Party shall act in accordance with such requirements within ten (10) days after receiving the written notice. In respect of any materials that contain the Confidential Information and/or any copies thereof that both parties agree the Receiving Party need not return, the Receiving Party shall destroy or irretrievably delete the materials as required by the Providing Party and provide a written confirmation for such destruction or deletion to the Providing Party.

VIII.       Liabilities for Breach of Contract

(i)            If any party breaches the provisions of this Agreement rendering this Agreement non-performable, the other party shall be entitled to terminate this Agreement.

(ii)           If any party breaches the provisions of this Agreement causing negative social effect or economic losses to the other party, the other party shall have the right to claim against such party, demand that such party removes the effect, makes corresponding economic compensations, and terminate this Agreement.

(iii)          Where Party B breaches the provisions of this Agreement, Party A shall be entitled to pursue the liabilities of Party B in accordance with the various game business administrative regulations, administrative measures and service standards (as referred by the contents published in the management system of Party A) which are formulated and updated by Party A from time to time.

(iv)          In the event that any party breaches this Agreement or other game business administrative regulations, administrative measures and service standards (as referred by the contents published in the management system of Party A) and renders this Agreement non-performable, the non-breaching party has the right to terminate this Agreement and claims against other party for the breach of contracts. The liabilities will be pursued by reference to the requirements published in the management system of Party A and the relevant provisions of this Agreement.

(v)           In the event that any party breaches this Agreement causing any negative social effect or economic losses to the non-breaching party, the non-breaching party shall be entitled to pursue civil liabilities against the other party.

IX.          Force Majeure

Where one party suffers from economic losses or this Agreement cannot be performed or completely performed due to a non-foreseeable force majeure event, the consequence of which is non-preventable or non-avoidable, the party suffering from such force majeure event shall not be liable for the losses incurred to the other party. The party suffering from the force majeure event shall immediately give a written notice to the other party regarding the event, and shall within 15 days provide a valid evidencing document issued by the government department that sets out the details of such event and the reason the agreement cannot be performed or completely performed, or need to be postponed. Depending on the extent of the effect the event has on this Agreement, both parties shall determine whether to continue to perform or to terminate this Agreement through consultation.

X.            Effectiveness, Amendment and Termination

(i)            If, during the course of cooperation, Party A formulates any relevant business administrative provisions and customer service administrative provisions for the game business, such provisions shall be attached as the schedules to this Agreement. If there are any conflicts between the terms of this Agreement and the administrative provisions, the administrative provisions shall prevail. Party A and Party B agree to renegotiate the conflicting terms and enter into a supplementary agreement.

(ii)           If any party intends to amend or terminate this Agreement, it shall give a written notice to the other party 15 days in advance. No amendments or termination can be made until both parties reach a mutual agreement through consultation.  Any disputes arising from the termination of this Agreement shall be resolved by Party A and Party B through consultation.

(iii)          If, during the effectiveness term of this Agreement, the superior competent authority of Party A promulgates any new fee policies or new relevant documents that contradict with this Agreement, both parties may amend or terminate this Agreement through consultation.

(iv)          Any issues not covered by Agreement shall be supplemented in writing by both parties through friendly consultation.

(v)           This Agreement shall be governed by PRC laws. If there are any disputes, both parties shall try to resolve the disputes through friendly consultation. If no settlement can be reached through consultation, any party may apply for arbitration with the Nanjing Arbitration Commission. The arbitral awards shall be final and binding upon both parties.

(vi)          The term of this Agreement shall start from July 1, 2010 to June 30, 2011.  If, within thirty days prior to the expiry of this Agreement, no party raises a written request to terminate this Agreement upon expiry, this Agreement shall be automatically renewed for six months from expiry, and renewed again in the same manner. There is no limit to the times of renewal, but this Agreement may only be renewed for six months each time. If any party raises objection, it shall give a written notice to the other party within thirty days prior to the expiry of this Agreement or the expiry of the current renewed term, and this Agreement shall be terminated upon expiry. After the termination of this Agreement, both parties shall properly resolve the remaining issues. This Agreement shall remain effective until both parties have fully performed all the obligations under this Agreement and have settled all payments and claims between both parties.

(vii)         After the termination of this Agreement, Party B shall assist Party A to properly resolve the remaining issues of the customers.  The responsible party shall be liable for customer complaints or claims arising from the termination of this Agreement.

(viii)        This Agreement shall be executed in four sets (including the schedule Undertaking Letter on Information Security Responsibility). Each of Party A and Party B shall keep two sets. Each set shall have the same legal effect.

(ix)          Either party will constitute breach of contract by directly or indirectly breaching any terms of this Agreement or by not performing or not timely or fully performing its obligations under this Agreement. In such case, the non-breaching party has the right to give a written notice to and require the breaching party to rectify its breach activities, take sufficient, valid and timely measures to eliminate the consequences of such breach, and indemnify the non-breaching party against all the losses incurred by the breach activities of the breaching party. If the breaching party fails to make any rectifications within ten days after it receives the notice from the non-breaching party regarding its breach activities, the non-breaching party shall be entitled to unilaterally early terminate this Agreement by notifying the breaching party through the designated management system (served when notice is sent through the system) or in writing, and make claims against the breaching party for its breach of contract.

Party A: China Mobile Group, Jiangsu Co. Ltd.	Party B:

Authorized Representative: [Signature and Company Seal]	Authorized Representative: [Signature and Company Seal]

Date of Signing: 1 July 2010	Date of Signing: 19 July 2010

Undertaking Letter on Information Security Responsibility

During the course of game business cooperation with China Mobile Game Services Center, we will strictly observe the relevant national laws and regulations, ensure the security of the information contents we provide, and effectively comply with the following:

I.             Establish and perfect the internal security system, information security and confidentiality system, customer information security administration system for our products, establish and perfect our responsibility system for information security and approval system for information issuance, and strictly review the information issued by our products.

II.            Strictly observe the Administrative Measures on Internet Information Services and the relevant administrative provisions on game business formulated by China Mobile, give assurance on the quality of the information contents published on the game platform and website of China Mobile, and ensure that information contents are healthy and legal. Absolute refrain of production, reproduction, publication, dissemination of any pornographic, and other illegal information, as well as any vulgar information that is against social ethics and that is harmful to the physical and spiritual health of the youth.

III.          Specify targeted customers for each game business. Customers must voluntarily accept the services. No services shall be provided to non-registered customers. If providing relevant game services to customers through the game platform management system of China Mobile Jiangsu Company, we will apply for the relevant qualification certificates with the relevant national authority, and comply with the relevant provisions.

IV.          Do not unilaterally provide game service beyond that of what is permitted.

V.            Ensure the provision of a lawful game business, and possesses all necessary government permits, production and/or use permits and/or authorization to provide such business, the contents of which are originated from resource that are legal and non-infringing, and do not misappropriate the copyright of any third party without the owner’s consent or any other legal rights. Where any complaint, litigation or recourse is brought by any third party against Party A relating to Party B’s game business, Party A shall be entitled to temporarily suspend those businesses that involve disputes on infringement and refer such disputes to Party B. Party B must promptly contact the complaining party or take recourse on resolving the disputes, in addition to assuming all legal and economic liabilities. If for this reason, Party A suffers any economic losses or goodwill damages, it shall be entitled to seek indemnification from Party B

VI.          Assure that our cooperative business complies with the relevant provisions of China Mobile on prohibiting any form of commissioned fee collection services, and undertake that we will not collect fees for any other business or services in any of the following forms through game businesses:

Through China Mobile’s game business, the collection of fees for businesses not conducted and realized through this network, including but not limited to collection of fees to download non-Monternet games, movies and books.

VII.         Do not utilize the game business platform system of China Mobile Jiangsu Company to produce, reproduce, publish and disseminate any information that contains the following:

1.             Criticize the basic principles of the Constitutional Law;

2.             Jeopardize national security, divulge national secrets, overthrow political regime, and destroy national unification;

3.             Damage national reputation and interests;

4.             Provoke ethnic hostility and discrimination, and destroy ethnic unification;

5.             Destroy national ethnic religious policies, and propagate heresy and superstition;

6.             Disseminate rumors, disturb social order, and destroy social stability;

7.             Disseminate obscenity, pornography, gambling, violence, murdering and terrorism, or instigating crime;

8.             Insult or defame others, and infringe legal interests of others;

9.             Other content that is prohibited by laws and administrative regulations;

VIII.       Upon discovering any apparent information published through the system herein contains one of the elements set out in clause VI, ensure that we will immediately discontinue transmitting such information and report the same to the relevant national authority.

IX.          If it is hard to distinguish whether the information published by and contained in the game business platform and its own game contains any of the above contents, we will report to the relevant competent authority for approval and will not publish the information until obtaining the consent from the authority.

X.            Keeping personal information of the customers confidential. Unless otherwise provided by law, we will not disclose his/her personal information to others without the consent of a customer.

We undertake that we will comply with the supervision and management during the course of game business cooperation with China Mobile Game Services Center; if we fail to observe the above I to IX clauses, we will assume all legal liabilities arising therefrom and be responsible the breach of contract.

Promisee: [Signature]

Company Seal: [Company Seal]

19 July 2010